Exhibit 99.20

NEWS RELEASE

Contact:	Douglas Kessler COO and Head of Acquisitions (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376

ASHFORD HOSPITALITY TRUST ACQUIRES MEZZANINE LOAN FROM
GMAC COMMERCIAL MORTGAGE FOR $6.6 MILLION

Transaction Highlights:

•	$6.6 Million Mezzanine Loan Secured by Interests in Minneapolis Hotel

•	Establishes Relationship with GMAC Commercial Mortgage

•	Expands Loan Portfolio to $72 Million

•	Capital Committed or Invested since IPO reaches $384 Million

DALLAS — (March 24, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on the purchase of a $6.6 million mezzanine loan to Parkland Hotel Investors on the 231-suite Northland Inn and Executive Conference Center in Minneapolis, Minnesota.

The interest rate on the loan is 1,000 basis points over LIBOR, generating an initial unleveraged yield to Ashford of slightly over 12%. The loan, which was acquired at a 100-basis point discount to par, has a LIBOR floor of 200 basis points, matures in January 2006, and has a 15% accrual feature payable at maturity. Payments under the mezzanine loan are interest only for the term of the loan with the borrower’s option to prepay the loan without penalty upon 30 days notice. Based on appraised value, Ashford’s investment will be between 56% and 82% of the capital structure.

The $6.6 million mezzanine loan was acquired by Ashford from GMAC Commercial Mortgage Corporation, the originator of both the mezzanine loan and the $14 million first mortgage on Northland Inn. Developed in 1988 by James C. Steubner, a prominent local developer, the property is a four-diamond, all suite hotel. Known for some of the most spacious guestrooms in the upper Midwest, Northland Inn is located in the Brooklyn Park suburb of Minneapolis on Northland Drive near the intersection of I-94 and U.S. Highway 169. In addition to a restaurant, lobby bar, library, game room, exercise facility and indoor pool, the hotel also offers 33,000 square feet of dedicated conference and meeting space. Benchmark Hospitality manages the hotel property.

“The attractive nature of this mezzanine investment extends well beyond the strong initial yield and structure of the loan,” stated Monty J. Bennett, President and CEO of Ashford Hospitality Trust. “Northland Inn is a quality independent conference center asset that is well known in

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14180 Dallas Parkway, 9th Floor, Dallas, TX 75254	Phone: (972) 490-9600

AHT Closes on $6.6 Million Mezzanine Loan

March 24, 2004

Minneapolis and the upper Midwest. Larger than average suites and its record of first class service are competitive advantages. The opportunity to establish a relationship with GMAC, one of the leading mortgage lenders in the country, was another compelling reason for pursuing this investment. We hope to further develop this relationship as we continue to expand our mezzanine participation and origination program.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy; our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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